================================================================================

    As filed with the Securities and Exchange Commission on February 9, 2001
                               File No. 333-50102

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 --------------

                                  FORM S-3/A
                                  Amendment #1

                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933

                                 --------------
                        IFS INTERNATIONAL HOLDINGS, INC.

             (Exact name of Registrant as specified in its charter)

         Delaware                                          13-3393646
(State or other jurisdiction of                       (I.R.S. Employer
 incorporation or organization)                       Identification Number)

                           Rensselaer Technology Park

                                 300 Jordan Road

                              Troy, New York 12180

                                 (518) 283-7900

          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                   Simon J. Theobald, Chief Executive Officer

                           Rensselaer Technology Park

                                 300 Jordan Road

                              Troy, New York 12180

                                 (518) 283-7900

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                  ------------
                                   Copies to:

                           MICHAEL D. DIGIOVANNA, ESQ.

                           PARKER DURYEE ROSOFF & HAFT

                                529 Fifth Avenue

                          New York, New York 10017-4608

                                 (212) 599-0500

Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

================================================================================
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE

============================== ==================== =================== ======================== ==================

                                                     Proposed Maximum      Proposed Maximum
   Title of Each Class of                             Offering Price      Aggregate Offering         Amount of
 Securities to be Registered      Amount to be          Per Share                Price           Registration Fee
                                   Registered

------------------------------ -------------------- ------------------- ------------------------ ------------------
common stock, par value
$.001 per share                   1,250,000             $1.75               $2,187,500                $578
(1)

Total Registration                                                                                    $578

1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based upon the average of the low bid and high asked prices of the common stock on The Nasdaq SmallCap Market on November 1, 2000. This registration fee was paid with the original filing of this S-3 on November 16, 2000.




PROSPECTUS

                                1,250,000 SHARES

                        IFS INTERNATIONAL HOLDINGS, INC.

                                  Common Stock

                                 --------------


Stockholders of IFS International Holdings, Inc., named under the caption "Selling Stockholders" may offer and sell up to 1,250,000 shares of our common stock.

This is not the only secondary distribution by selling stockholders. There are up to 10,737,634 shares of common stock, including those underlying convertible securities and warrants that are being offered under other prospectuses.

Investing in our common stock is risky. See "Risk Factors" on page 4.

Our common stock is traded on the Nasdaq SmallCap Market under the symbol "IFSH". The closing bid price of our common stock on January 29, 2001 was $.75.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is February 9, 2001

                                TABLE OF CONTENTS
                                                                           Page

INTRODUCTION..............................................................   2

RISK FACTORS..............................................................   4

RECENT DEVELOPMENTS.......................................................   9

WHERE YOU CAN FIND MORE INFORMATION.......................................  11

FORWARD-LOOKING STATEMENTS................................................  12

USE OF PROCEEDS...........................................................  13

SELLING STOCKHOLDERS......................................................  13

PLAN OF DISTRIBUTION......................................................  14

DESCRIPTION OF SECURITIES.................................................  16

LEGAL MATTERS.............................................................  20

EXPERTS...................................................................  20

                                  INTRODUCTION

General

IFS International Holdings Inc. is a Software Company, incorporated in the state of Delaware, which through its subsidiaries is engaged in the business of developing, marketing and supporting infrastructure software products primarily for the electronic payments, funds transfer and retail banking markets. We have recently developed technology for both the e-commerce (Internet) and retail store markets to the extent that those markets have a requirement for high volume, secure payment processing. We market our products worldwide and have customers in all major inhabited continents.

Organization

We are a global company with principle offices in the United States, and subsidiary offices in the United States, United Kingdom and Singapore. We are composed of two major Divisions; IFS International Inc., (IFS) headquartered in Troy, New York and Network Controls International, Inc. ( the NCI Group), headquartered in Charlotte, North Carolina.

IFS is composed of three distinct entities, the IFS operating company, Global Insight Group, and e-Point divisions. The IFS operating company and e-point are headquartered in Troy, New York, with sales offices in Melbourne Australia, Singapore and the UK. Global Insight Group has headquarters in London, UK. The NCI Group is composed of two divisions; the NCI US operating company in Charlotte, NC, and NCI Ltd. in London, UK and New York City, USA.

Primary Markets

Our software products and services provide a continuous spectrum of retail delivery functions. Our primary markets are retail banks. We are also seeking to market our products, including newly developed products, to payment system processing centers, payment transaction processing centers, Internet payment facilitators and outsource payment system facilitators.

We also provide consulting services and outsourced software management to companies covering the full spectrum of payment systems. The operations of these companies range from software companies delivering specific solutions to end users in the retail, financial and money brokering industries.

Software Products and Services

Our software products and services are described below:

o TPII is IFS International's family of open architecture software products for payment card Automated Teller Machine/Electronic Funds Transfer Point of Sale terminal management, payment card authorization, domestic and international transaction switching and management information. The product supports magnetic stripe, Chip and Stored Valued Card reloads, and relational data base management systems, or Oracle technology to meet customers' business requirements.

o TP-CMS (TP-Card Management System) is an addition to IFS International's product portfolio; it is an open-architecture payment, loyalty and consumer card management solution for credit, debit and electronic purse cards, loyalty, consumer and biometric verification. In addition to magnetic stripe cards, TP-CMS supports stored value and credit/debit chip (smart) cards.

o Business Centre(TM) is the NCI Groups new Internet enabled system combining state-of the-art network and database technology to meet financial institutions' retail delivery management requirements, including teller, marketing, call center, loan origination, and customer relationship management functions.

o PosPay Internet Payment Gateway - is a newly developed product that provides an end-to-end secure means of Internet payment (credit/debit) card facility which we believe enhances security.

o e-Point (E- Top Up & M-commerce products) -Based on recently acquired pre-pay and mobile payments technology we are developing applications for the wireless market such as authorization for pre-paid cell phone cards.

o The Global Insight Group serves as our business consulting and specialized training division offering both in-house and external training courses to the financial industry.

o Money Broker Data Processing - NCI Ltd. provides a fully outsourced data processing service to the money broker community which operates the London data center for some time. This service has been replicated recently in New York to service American based money brokers.

o The Twin Safe Server, developed by NCI Ltd., combines an innovative software server and teller application to support a cash recycling device used in retail banking environments worldwide.

o Legacy Migration Software Products - As the financial industry migrates from older "legacy" technologies to the new "open systems" and Internet enabled technologies, we provide a selection of teller terminal (IBM 4700 terminals) banking terminal conversion, connectivity and migration products that are used as "stepping stone" solutions by banks.

How We Derive Revenue

Our subsidiaries derive revenues through 1) the licensing of software products that consist of TPII, TP-CMS, PosPay and Business Centre(TM). These software products are licensed in separate modules that offer selectable functionality to meet our customers' specific business requirements.

2) Implementation services for our software products, which consist of functional specifications, software configuration and staging, training, installation, certification with external systems and testing. 3) Software customization which consists of specification, programming, testing and installation of modifications to our products at the request of specific customers. 4) Transaction and services fees from outsourced software system management and 5) Consulting fees, which consist of fees for consulting services such as business or technical reports, knowledge transfer, document review, etc.

Corporate History

We were incorporated in Delaware in September 1986 under the name Wellsway Ventures, Inc. Wellsway subsequently changed its name to IFS International, Inc., and then changed its name to IFS International Holdings, Inc. Our principal office is located at Rensselaer Technology Park, 300 Jordan Road, Troy, New York, 12180 and our telephone number is (518) 283-7900.

                                  RISK FACTORS

Each prospective investor should carefully consider the following risk factors, as well as all other information set forth elsewhere in this Prospectus.

WE HAVE INCURRED OPERATING LOSSES AND MAY INCUR LOSSES IN THE FUTURE.

For the fiscal years ended, April 30, 2000 and April 30, 1999, we had a net income of $36,176 and a net loss of $703,907 respectively. We incurred a net loss of $1,259,265 for the six months ended October 31, 2000. As of October 31, 2000, we had an accumulated deficit of $5,806,932. There can be no assurance as to our future profitability.

WE ARE DEPENDENT ON THE ELECTRONIC FUNDS TRANSFER, PAYMENT CARDS, INTERNET PAYMENT AND THE BANK AUTOMATION MARKETS.

We derive our revenues from sales to the electronic funds transfer, pre-pay, payment cards, Internet payment and the bank automation markets. Therefore, we are susceptible to adverse events in these markets.

For example, a decrease in spending by organizations for software in the above named markets could result in a smaller overall market for our software. This factor, as well as others negatively affecting the above named markets, could have a material adverse effect on our financial condition and results of operations.

WE MAY BE UNABLE TO GROW AND MAINTAIN OUR REVENUES IF WE HAVE A NEED FOR ADDITIONAL FINANCING IN THE FUTURE AND ARE NOT ABLE TO OBTAIN REQUIRED FUNDS.

We believe that anticipated cash flow from operations may be sufficient to finance our operational working capital requirements for the foreseeable future. In addition, we may seek alternative sources of financing to assist us with our working capital needs and to implement expansion plans, which can not be financed out of revenues. Also, from time to time we expend significant funds in anticipation of performance of new contracts or business opportunities. If such new contracts or anticipated business opportunities are delayed or if such contracts are terminated or new business opportunities are cancelled, we may experience working capital shortages. Also, portions of our software contracts are not paid until acceptance by the customer. As a result, we are required to fund a portion of the costs of configuration and installation of these products from available capital. Any substantial increase in the number of installations or delay in payment could create working capital shortages. In any of these events, we may have a need for additional financing for current operations. However, there can be no assurance that additional financing for operations or expansion will be available on terms acceptable to us if at all.

OUR COMMON STOCK PRICE MAY DECLINE AND SHAREHOLDERS' PERCENTAGE INTEREST MAY BE REDUCED AS A RESULT OF THE CONVERSION OF OUR OUTSTANDING CONVERTIBLE NOTES AND SERIES B PREFERRED STOCK.

We have convertible notes outstanding with a remaining principal amount of $625,000 and have 189,500 shares of Series B convertible preferred stock outstanding. $450,000 of the convertible notes and related interest have been recently converted into 469,484 shares of our common stock. 10,500 shares of the Series B convertible preferred stock and a portion of its related accrued dividends have also been recently converted into 166,748 shares of our common stock. The conversion of the remaining notes and the Series B preferred stock into common stock may result in substantial dilution and a reduction in the market price of our common stock. The notes may be converted into shares of common stock at a price equal to the lesser of (1) $3.00 per share or (2) 90% of market price as determined in the agreement. Each share of the Series B preferred stock is convertible into shares of common stock calculated by dividing ten dollars ($10.00), by the lower of $5.44 or 90% of the then market value through March 23, 2001 (82% thereafter). Because the number of shares issued under the note and the Series B preferred stock is dependent upon our market price, the lower the market price, the greater the number of shares that may be issued.

The conversion of a significant number of convertible notes or Series B preferred shares may depress the price of our common stock. This in turn would result in a lower conversion price and a greater number of shares issued upon a subsequent conversion leading to possible further price declines and the issuance of a significant number of shares of common stock. We have set forth the approximate number of our shares of common stock issuable upon conversion at the average market price of $.81 on January 30, 2001 in separate tables for each of the notes and Series B preferred stock and at lower market prices, assuming in each case, all of the securities are exercised:

                                                     Number of Shares issuable
Market Price                                          upon conversion of notes

$0.688 (current)                                                 1,009,367
$0.516 (25% decline)                                             1,345,823
$0.172 (75% decline)                                             4,037,468


                    Number of Shares issuable                        Number of Shares issuable
                   upon conversion of Series B                      upon conversion of Series B
                preferred stock  through 3/23/2001               preferred stock after 3/23/2001
Market Price

$ 0.813(current)                   2,807,407                                3,081,301
$ 0.609 (25% decline)              3,743,210                                4,108,401
$ 0.203(75% decline)              11,229,630                               12,325,203

THE MARKET PRICE OF OUR COMMON STOCK COULD DECLINE AS A RESULT OF THE ISSUANCE OF COMMON SHARES PURSUANT TO WARRANTS, OPTIONS AND OTHER RIGHTS.

As of this date, including our public warrants, there were options and warrants outstanding to purchase an aggregate of approximately 8,241,000 shares of common stock with exercise prices ranging from $1.00 to $15.00 per share. This does not include the obligation to issue shares of our common stock pursuant to convertible promissory notes and convertible preferred stock as described in the preceding risk factor. In addition, we may be obligated to issue a substantial number of shares based on the financial performance of Global Insight Group through fiscal year 2000 pursuant to existing merger agreements. A substantial portion of our securities, are also subject to anti-dilution provisions, which will result in a substantial issuance of a number of additional shares of common stock. The issuance of all these shares could have an adverse impact upon the market price of our common stock.

OUR ACQUISITION STRATEGY INVOLVES NUMEROUS RISKS AND CHALLENGES WHICH MAY RESULT IN DILUTION AND POSSIBLE LOSSES.

We have expanded and will seek to continue to expand our operations through the acquisition of additional businesses that complement our core skills and have the potential to increase our overall value. Our future growth may depend, in part, upon the continued success of our acquisition strategy. We may not be able to successfully identify and acquire, on favorable terms, compatible businesses.

Acquisitions involve many risks, which could have a material adverse effect on our business, financial condition and results of operations, including: acquired businesses may not achieve anticipated revenues, earnings or cash flow; integration of acquired businesses and technologies may not be successful and we may not realize anticipated economic, operational and other benefits in a timely manner, particularly if we acquire a business in a market in which we have a limited or no current expertise; potential dilutive effect on our stockholders from continued issuance of common stock as consideration for acquisitions; adverse effect on net income of amortization expense related to goodwill and other intangible assets and other acquisition-related charges, and disruption of our existing business, distraction of management and other resources and
difficulty  in  maintaining  our  current  business   standards,   controls  and
procedures.

WE ARE PRESENTLY INVOLVED IN LITIGATION AND CLAIMS, WHICH COULD RESULT IN SUBSTANTIAL LOSSES AND CASH PAYMENT.

We are involved in two claims for amounts in excess of $2,500,000 in the aggregate. One of these claims is not being pursued but one is in arbitration. We intend to defend these claims vigorously, as management believes that both claims lack merit. If we were to lose these actions the payment of the claims could result in an adverse effect on both our liquidity and our net income.

OUR REVENUES MAY DECLINE IF WE DO NOT EXPAND OUR CUSTOMER BASE.

We receive additional revenues from existing customers as a result of providing ongoing maintenance services in support of licensed software. We may also receive additional revenues for enhancements of the software products. We generally will not receive significant license revenues in a subsequent period from these customers. Although we usually generate significant repeat business from our customers, we will still be required to continually attract new customers in order to increase revenues in the future. As a result, we will incur higher marketing expenses generally associated with attracting new customers as compared to marketing expenses associated with attracting additional business from existing customers. Moreover, our inability to generate additional business upon completion of existing contracts would also have a material adverse effect on our financial condition and results of operations.

OUR COMMON STOCK PRICE MAY FLUCTUATE BECAUSE WE MAY EXPERIENCE SIGNIFICANT FLUCTUATION IN QUARTERLY REVENUES AND OPERATING RESULTS.

Quarterly revenues and operating results have fluctuated and will continue to fluctuate as a result of a variety of factors. Our IFS subsidiary may experience long delays (i.e., between three to twelve months) before a customer executes a software licensing agreement.

These delays are primarily due to extended periods of software evaluation, contract review and the selection of the computer system. In addition, following execution of the agreement, the preparation of functional specifications, customization and installation of software products and the training by our subsidiary of the financial institution's personnel in the use of the software products take an average of six to twelve months. Accordingly, our revenues may fluctuate dramatically from one quarter to another, making quarterly comparisons extremely difficult and not necessarily indicative of any trend or pattern for the year as a whole.

Additional factors effecting quarterly results include the timing of revenue recognition of advance payments of license fees, the timing of the hiring or loss of personnel, capital expenditures, operating expenses and other costs relating to the expansion of operations, general economic conditions and acceptance and use of electronic funds transfer.

WE MAY NOT BE ABLE TO COMPETE AGAINST OUR COMPETITORS, MANY OF WHOM HAVE GREATER RESOURCES.

The development and marketing of software for financial institutions is highly competitive. Many of our competitors have greater financial resources than we do. In addition, many of the larger financial institutions have developed their own systems internally. However, we believe our current products will continue to be competitive based on cost and technology. TPII and TP-CMS software products face strong competition from proprietary (legacy) and UNIX-based software. In the smart card market, other financial institutions and companies, some of which have greater resources than us, have developed or are developing their own smart card technology. We are unable to predict which technology, if any, will become the industry standard.

NCI has limited direct competition with most of its legacy products as we are unaware of any equivalent products offered by competitors. There are several competitors for NCI's other products. The NCI Business Centre(TM) product competes with major branch automation solution providers.

IF THE TECHNOLOGY OF THE FINANCIAL INDUSTRY CHANGES, OUR PRODUCTS MAY BECOME OBSOLETE.

The market for software in general is characterized by rapid changes in computer and software technology and is highly competitive with respect to the need for timely product innovation and new product introductions. If, for example, the UNIX operating system were no longer a significant operating system, we would be adversely affected if we could not adapt TPII software products to whatever operating system becomes dominant. We believe that our future success, of which there can be no assurance, depends upon our success in enhancing the performance of our current TPII software products, such as the ability for TPII to handle higher volumes of card transactions and the adaptation of our software products to smart card technology, and developing new software products that address the increasingly complex needs of customers.

OUR REVENUES MAY DECLINE IF OUR PROPRIETARY RIGHTS DO NOT PREVENT OTHERS FROM USING OUR TECHNOLOGY.

We rely on a combination of trade secret and copyright laws, non-disclosure and other contractual and technical measures to protect our proprietary rights in our software products. There can be no assurance that these provisions will be adequate to protect such proprietary rights. In addition, the laws of certain foreign countries do not protect intellectual property rights to the same extent as the laws of the United States.

If our proprietary rights do not prevent others from using our technology, then we may face additional competition, and our revenues may decline. Although we believe that our intellectual property rights do not infringe upon the proprietary rights of third parties, there can be no assurance that third parties will not assert infringement claims against us.

                               RECENT DEVELOPMENTS

On January 19, 2001, Mr. Michael DiGiovanna, an attorney, was appointed as a director. Mr. DiGiovanna is a partner of the law firm Parker Duryee Rosoff and Haft, which provides services to us.

We entered into the first amendment and supplement to an agreement with the former shareholders of our wholly owned subsidiary, Global Insight Group. This amendment primarily addresses the earn-out shares for calendar years 2001 and 2002. The earn-out shares for 2001 and 2002 will be calculated by taking the earnings for calendar year 2000 and reducing them by $50,000 for each year. The amendment also sets the value of our common stock to $3.25 per share for all of the buy-out and earn-out shares.

On January 28, 2001, we entered into the second amendment and supplement to our agreement with our partially owned subsidiary, Go2pay.com, Inc.

The amendment provides for the further modification of the original agreement by providing for the termination of our obligation to provide further funding to Go2pay. It also provides for the previously advanced funds to be converted into a promissory note with Go2pay and it revises the terms for repayment of these funds.

On December 5, 2000, John Singleton, our then Chairman of the Board, and directors DuWayne Peterson and C. Rex Welton resigned from their respective board positions. Additionally, Mr. David L. Hodge was removed as President and CEO and Mr. Simon J. Theobald was appointed Chairman of the Board and CEO. Mr. Hodge remains as a director and continues to perform services for us.

Messrs. Singleton and Hodge may be entitled to substantial payments under arrangements entered into with us in their previous positions. We are currently seeking to modify these arrangements.

We have concluded a private placement of our securities that commenced in August 2000. The placement included units of our securities consisting of one share of a newly authorized convertible preferred stock and a warrant to purchase one share of common stock. An aggregate of 4,000,000 units were offered at a price of $2.50 per unit or total of $10,000,000 if all the units were purchased. A total of 663,994 units were purchased and we received gross proceeds of $1,659,985. We are required to issue warrants to the placement agent to acquire a number of units equal to 15% of the units sold pursuant to the offering.

In September 2000, we issued 585,511 shares of our common stock to Per Olof Ezelius, one of our directors and president of Network Controls International, Inc. The shares were issued as additional contingent consideration pursuant to the terms of a Plan and Merger Agreement dated January 30, 1998. The number of shares included contingent shares for fiscal 2000 and additional shares. Mr. Ezelius, in consideration of the additional shares, waived all rights to receive further contingent shares pursuant to the Plan and Merger Agreement and related agreements in the future. In July 2000, agreements with our executives were amended to eliminate substantial bonuses to these executives upon a change of control. The agreements, as amended, never the less, provide for payments if these executives elect to terminate their agreements upon a change of control or breach of agreement by us as well as termination by the us without cause. In these circumstances we incur a substantial obligation to the executives for its actions. These include payment to executives in a lump sum, without discount to present value, for the greater of the balance of the term or 24 months (a) the executive's annual salary or fees and (b) in the case of Messr. Hodge and Theobald their annual bonus shall be calculated at 80% and 40% of Messrs. Hodge and Theobald's salary for the twelve months prior to termination. Payments are to be grossed up to cover tax payments. All options and SAR's granted or obligated to be granted will be accelerated and payments for the exercise price of the options shall be advanced by the us.

On February 1, 2001 we received a notice from Nasdaq that our common stock failed to maintain the required minimum bid price of $1.00 over a 30 consecutive day trading period. Nasdaq has provided us with 90 calendar days, or until May 2, 2001, to regain compliance with this requirement or be delisted from trading on the Nasdaq SmallCap Market.

In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 ("SAB 101"), Revenue Recognition in Financial Statements, which provides guidance on the recognition, presentation, and disclosure of revenue in financial statements filed with the SEC. SAB 101 outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosure related to revenue recognition policies. SAB 101, as amended, is effective for our fiscal quarter beginning February 1, 2001. Management is evaluating the impact of SAB 101 on our revenue recognition policies. Although we are not able to reasonably estimate the impact at this time, we currently believe that the impact on our consolidated statements of operations and financial position may be material.

                       WHERE YOU CAN FIND MORE INFORMATION

We have been advised that our common stock will be delisted from NASDAQ Small Cap Market on May 2, 2001 unless prior thereto the mininmum bid price is a $1.00 for ten consecutive days. If our stock is delisted it will be traded on the electronic bulletin board maintained by the NASDAQ.

You may read and copy the registration statement and any other documents filed by us at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the Public Reference Room.

Our Securities and Exchange Commission filings are also available to the public at the Securities and Exchange Commission's Internet site at "http//www.sec.gov." In addition, reports, proxy statements and other information concerning us may be inspected at the offices of the Nasdaq SmallCap Market, 1735 K Street, N.W., Washington, D.C. 20549, on which the common stock is quoted.

This prospectus is part of the registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any contract or other document of ours, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or document.

The Securities and Exchange Commission allows us to "incorporate by reference" into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is part of this prospectus. Later information filed with the Securities and Exchange Commission will update and supersede this information.

We incorporate by reference the documents listed below and any future filing made with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering is completed:

     Annual Report on Form 10-KSB for the fiscal year ending April 30, 2000 Annual Report on Form 10-KSB/A for the fiscal year ending April 30, 2000
      Quarterly Report on Form 10-QSB for the quarter ending July 31, 2000 Quarterly Report on Form 10-QSB/A for the quarter ending July 31, 2000
    Quarterly Report on Form 10-QSB for the quarter ending October 31, 2000

   You may request a copy of these filings, at no cost, by contacting us at:

                        IFS International Holdings, Inc.
                           Rensselaer Technology Park
                                 300 Jordan Road
                              Troy, New York 12180
                             Attn.: Carmen Pascuito
                              Tel. No. 518-283-7900


                           FORWARD-LOOKING STATEMENTS

Some of the information in this prospectus and in the information incorporated by reference contains forward-looking statements within the meaning of the federal securities laws. These statements include, among others, the following:

o Those pertaining to the implementation of our growth strategy; o Our projected capital expenditures.

These statements may be found in this prospectus and in the information incorporated by reference under "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" of our Securities and Exchange Commission File. Forward-looking statements typically are identified by use of terms such as "may," "will," "expect," "anticipate," "estimate," and similar words, although some forward-looking statements are expressed differently. You should be aware that our actual results could differ materially from those contained in forward-looking statements due to a number of factors including:

o general economic conditions;
o competitive market influences;
o the development of the capacity to accommodate additional and larger contracts
o our continued relationship with computer manufacturers;
o acceptance of NCI Business Centre(TM) by a significant number of new customers ; and
o integration and success of acquisitions.

You should also consider carefully the statements under "Risk Factors" and other sections of this prospectus, which address additional factors that could cause our actual results to differ from those set forth in the forward-looking statements.

                                 USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares hereby. Any proceeds received upon exercise of warrants will be utilized as working capital.

                              SELLING STOCKHOLDERS

Warrants to purchase a total of 200,000 shares of our common stock have been issued to Madison & Wall Worldwide, formerly, Continental Capital and Equity Corporation, a firm that provides us with financial public relations services. Each warrant is for 50,000 shares at the following per share prices; $8.50, $10.00, $12.50, and $15.00. We have also agreed to issue Madison & Wall additional shares pursuant to options on the one-year anniversary date of the execution of the contract to purchase 200,000 shares at various exercise prices. Each option is for 50,000 shares at prices of 125%, 150% 175%, and 200% of the closing bid on the one-year anniversary date of the execution of the contract.

Warrants to purchase a total of 850,000 shares of our common stock have been issued to Commonwealth Associates, L.P., a firm engaged to provide us with strategic advisory services related to corporate finance and other financial service matters, pursuant to an advisory agreement. The term of the agreement is for an initial term of four months commencing on January 25, 2000 renewable at the mutual discretion of us and Commonwealth. Commonwealth received $10,000 as an advance against expenses and received a monthly retainer. There are provisions in the advisory agreement in which Commonwealth will receive additional compensation in the event of any financing obtained by us through Commonwealth. The warrants are at exercise prices ranging from $2.00 per share to $3.50 per share. The issuance was exempt from the registration requirements of the securities act pursuant to section 4 (2) thereof.

                   Information Concerning Selling Stockholders

The following table contains information concerning the beneficial ownership of our common stock by the selling stockholders.


                                    -----Before the Offering-----                 -----After the Offering-----
----------------------------------- ------------------------------ -------------- -----------------------------
                                    Shares         Percent of      Shares         Shares         Percent of
Identity of                         Beneficially   Shares          Offered        Beneficially   Shares
Stockholder or Group                Owned          Outstanding                    Owned          Outstanding
----------------------------------- -------------- --------------- -------------- -------------- --------------
Madison & Wall Worldwide              400,000        6.9%            400,000        None           -0-
----------------------------------- -------------- --------------- -------------- -------------- --------------
Commonwealth Associates, L.P          850,000        13.6%           850,000        None           -0-
----------------------------------- -------------- --------------- -------------- -------------- --------------


                              PLAN OF DISTRIBUTION

Sale of the shares may be made from time to time by the selling stockholders, or subject to applicable law, by pledgees, donees, distributees, transferees or other successors in interest. These sales may be made:

o        on the over-the-counter market

o        on foreign securities exchange

o        in privately negotiated transactions or otherwise

o        in a combination of transactions at prices and terms then prevailing

o        at prices related to the then current market price

o        at privately negotiated prices

In addition, any shares covered by this prospectus which qualify for sale pursuant to Section 4(1) of the Securities Act or Rule 144 promulgated thereunder may be sold under such provisions rather than pursuant to this Prospectus. Without limiting the generality of the foregoing, the shares may be sold in one or more of the following types of transactions.

o A block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus;

o    an exchange distribution in accordance with the rules of such exchange;

o ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

o face to face transactions between sellers and purchasers without a broker dealer. In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate in the resales.

In connection with such transactions, broker-dealers may engage in short sales of the shares registered hereunder in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also sell shares short and deliver the shares to close out such short positions. However, they may not do so for a short position created prior to the date of this prospectus because such a transaction may be deemed a sale of registered securities. The selling stockholders may also enter into option or other transactions with broker dealers which require the delivery to the broker-dealer of the shares registered hereunder, which the broker-dealer may resell pursuant to this prospectus. The selling stockholders may also pledge the shares registered hereunder to a broker or dealer and upon a default, the broker or dealer may effect sales of the pledged shares pursuant to this prospectus.

Brokers, dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling stockholders in amounts to be negotiated in connection with the sale.

These brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales and any such commission, discount or concession may be deemed to be underwriting discounts or commissions under the Securities Act.

Information as to whether underwriters who may be selected by the selling stockholders, or any other broker-dealer, is acting as principal or agent for the selling stockholders, the compensation to be received by underwriters who may be selected by the selling stockholders, or any broker-dealer, acting as principal or agent for the selling stockholders and the compensation to be received by other broker-dealers, in the event the compensation of such other broker-dealers is in excess of usual and customary commissions, will, to the extent required, be set forth in a supplement to this prospectus. Any dealer or broker participating in any distribution of the shares may be required to deliver a copy of this prospectus, including a prospectus supplement, if any, to any person who purchasers any of the shares from or through such dealer or broker.

The selling shareholders have executed an agreement pursuant to which he confirms the method of distribution set forth herein and agrees not to sell the shares if the registration statement is not current.

We have advised the selling stockholders that if at any time, they are engaged in a distribution of the shares, they are required to comply with Regulation M promulgated under the Exchange Act. The selling shareholders have acknowledged such advice by separate agreements and agree therein to comply with such regulation. In general, Regulation M precludes the selling stockholders, any affiliated purchasers and any broker-dealer or other person who participates in such distribution from bidding for or purchasing or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. A "distribution" is defined in the rules as an offering of securities that is distinguished from ordinary trading activities and depends on the "magnitude of the offering and the presence of special selling efforts and selling methods". Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security.

                            DESCRIPTION OF SECURITIES

The following descriptions of our securities are qualified in all respects by reference to our certificate of incorporation and by-laws. Our Certificate of Incorporation authorizes us to issue up to 50,000,000 shares of common stock, par value $.001 per share, and 25,000,000 shares of preferred stock, par value $.001 per share.

Common Stock

As of the date hereof, there were 5,380,652 shares of our common stock outstanding. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Subject to preferential rights with respect to future outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefore. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and satisfaction of preferential rights and have no rights to convert their common stock into any other securities. All shares of common stock have equal, non-cumulative voting rights, and have no preference, exchange, preemptive or redemption rights.

Preferred Stock

We have authority to issue 25,000,000 shares of preferred stock. Our board of directors may issue the authorized preferred stock in one or more series and to fix the number of shares of each series of preferred stock. The board of directors also has the authority to set the voting powers, designations, preferences and relative, participating, optional or other special rights of each series of preferred stock, including the dividend rights, dividend rate, terms of redemption, redemption price or prices, conversion and voting rights and liquidation preferences. Preferred stock can be issued and its terms set by the board of directors without any further vote or action by our stockholders. In March 2000 we authorized and issued 200,000 shares of Series B 5% Convertible Preferred Stock.

Series B Preferred Stock

We have authorized and issued 200,000 shares of its Series B preferred stock having the terms set forth below;

o Liquidation Preferences. Upon liquidation the Series B preferred stock has a preference of $11.50 per share plus the amount of accrued and unpaid dividends before any distributions to holders of junior securities. At the election of the holders of Series B preferred stock certain changes relating to us may be deemed to be a liquidation for the purposes of Series B preferred stock entitling the holder to receive an amounts equal to the liquidator preference. These changes include a merger in which we are not the survivor or a transaction in which 50% of our voting power is disposed of.

o Dividends. Each holder is entitled to receive a $.50 per annum dividend payable in quarterly installments as declared by the board of directors out of funds legally available thereof. We may issue shares at market value in lieu of a cash.

o Conversion. Each share of the preferred stock is convertible into shares of common stock calculated by dividing ten dollars ($10.00), by the lower of $5.44 or 90% of the then market value through March 23, 2001 (82% thereafter). If our shares are not listed on NASDAQ then the shares are convertible at the lower of $5.44 or 65% of current market.

o Redemption. Provided our market price is $7.00 or greater we may redeem the Series B preferred stock at $6.00 per share until December 24, 2000 and thereafter at $6.25 per share plus accrued dividend.

o Voting rights. The holder of the Series B preferred stock have no rights except as otherwise provided by Delaware law or with respect to any matter which may adversely effect the rights of holder Series B preferred stock.

o Additional Rights. We may not issue any shares senior to the Series B preferred stock.

Series 2000-1 Preferred Stock

We have also recently authorized 6,500,000 shares of Series 2000-1 preferred stock. Upon liquidation, the Series 2000-1 preferred stock has a preference of $2.50 per share. This amount plus the liquidation preferences of the Series B Convertible preferred stock must be paid before any distributions to holders of junior securities.

If our assets upon liquidation are insufficient to pay the entire liquidation preference of the Series 2000-1 preferred stock and the Series B preferred stock then holders of Series 2000-1 preferred stock shall receive a pro-rata portion of the assets available for distribution in the same proportion as liquidation preference of the Series 2000-1 preferred stock bears to the aggregate liquidation preference of both series.

Each share of the Series 2000-1 preferred stock is convertible into a number of shares of our common stock as determined at each Closing based on the following conversion formula (i) $2.50 divided by (ii) the market closing price of our common stock one day prior to each Closing, plus $.125, at any time, at the option of the holder, subject to a market closing price floor of $2.25 per share. For instance, if at a specific closing, the prior day's market closing price of our common stock is $2.25, each share of the Series 2000-1 preferred stock would convert into 1.05 shares of common stock based on the following conversion formula: $2.50/($2.25 + $.125). Alternatively, if, at a specific closing, the prior day's market closing price of our common stock is $2.75, each share of the Series 2000-1 preferred stock would convert into 0.87 shares of common stock based on the following conversion formula: $2.50/($2.75 + $.125).
The number of shares are subject to adjustment for fundamental corporate changes. The shares are not redeemable for the first three years after the Final Closing. Thereafter, they are redeemable at $2.50 per share upon 30 days notice during which period the shares may be convertible into shares of common stock.

The holder of the Series 2000-1 preferred stock have no voting rights except as otherwise provided by Delaware law or with respect to any matter which may adversely effect the rights of holder Series 2000-1 preferred stock. We may not issue any shares senior to the Series 2000-1 preferred stock. Dividends will be payable when, as and if declared by our Board of Directors, No dividends will accrue unless declared by our Board of Directors. The shares of Series 2000-1 preferred stock will be issued in sub-series. The only variation between the different sub-series will be the conversion price, as determined by the closing price at each Closing, as set forth above.

Public Warrants

The following description of the warrants is qualified by reference to the warrant agreement, dated February 21, 1997, between us, American Stock Transfer & Trust Company and Duke & Company, a prior underwriter.

Each warrant entitles the registered holder to purchase one and thirty three hundredths (1.33) shares of common stock at a price of $6.25 per warrant (or $4.71 per share).

The warrants are redeemable by us, with the prior consent of Duke, at a price of $.10 per warrant, provided that the last sale price of the common stock, for a period of 20 consecutive days trading of the common stock ending not more than three days prior to the date of any redemption notice equals or exceeds at least $8.80 per share, subject to adjustment. The warrants shall be exercisable until the close of the business day preceding the date fixed for redemption. Any notice of redemption will be mailed between thirty (30) days, and forty-five
(45) days prior to the redemption date. Since Duke is no longer in business, we have taken the position that the consent of Duke is no longer required. The warrants expire on February 20, 2002.

The exercise price of the warrants and the number of shares of common stock or other securities and property issuable upon exercise of the warrants are subject to adjustment in certain circumstances, including stock dividends on, or a stock split, subdivision, combination or recapitalization of the common stock, and will also be subject to adjustment upon the sale or issuance of common stock or securities convertible into or exchangeable for common stock at less than $6.25 per 1.33 shares (or $4.71 per share), except in certain circumstances.

No fractional shares will be issued upon exercise of the warrants. However, if a warrantholder exercises all warrants then owned of record by him or her, we will pay to that warrantholder, in lieu of the issuance of any fractional share which is otherwise issuable, an amount in cash based on the market value of the common stock on the last trading day prior to the exercise

Delaware Law and Certain Charter Provisions

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in a wide range of specified transactions with any interested stockholder. An interested stockholder is defined to include, among others, any person or entity who in the previous three years obtained 15% or more of any class or series of stock entitled to vote in the election of directors. These rules do not apply if the transaction in which the stockholder became an interested stockholder receives prior approval by the Board of Directors or the holders of two-thirds of the outstanding shares of each class or series not owned by the interested stockholder.

Our Certificate of Incorporation and By-laws contain certain additional provisions which may have the effect of delaying or preventing a change in control of the Company. Such provisions include blank check preferred stock (the terms of which may be fixed by the Board of Directors without stockholder approval). Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock, other than the preferred stock, with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of the common stock. In the event of issuance, the preferred stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company.

Transfer and Warrant Agent

The  transfer  agent of our  common  stock is  American  Stock  Transfer & Trust
Company.

                                  LEGAL MATTERS

Certain legal matters in connection with the securities offered will be passed upon for us by Parker Duryee Rosoff & Haft, New York, New York 10017.

                                     EXPERTS

Our consolidated financial statements, as of April 30, 2000, and for each of the two years then ended have been incorporated by reference in this document in reliance upon the report of Urbach Kahn & Werlin LLP, independent auditors, incorporated by reference in this document, given on the authority of said firm as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth our estimates of the expenses to be incurred by it in connection with the common stock being offered hereby:
--------------------------------------------------------------------------------
SEC Registration Fee                                    $  578.00
Printing expenses                                        3,500.00 **
Legal fees and expenses                                  7,000.00 **
Accounting fees and expenses                               500.00 **
Miscellaneous expenses                                     500.00 **
                                                      ------------
TOTAL                                                  $12,078.00
                                                     ============
------------
** Estimated

Item 15. Indemnification of Directors and Officers.

Article NINTH of the Certificate of Incorporation of IFS International Holdings, Inc. ("Registrant") provides that no director shall have any personal liability to Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to Registrant or its stockholders, (2) acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law, (3) liability under Section 174 of the Delaware General Corporation Law or (4) a transaction from which the director derived an improper personal benefit. Article TENTH of the Certificate of Incorporation of Registrant provides that Registrant shall indemnify, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, any and all persons whom it shall have power to indemnify under such section.

Item 16. Exhibits and Financial Statement Schedules.

              See Exhibit Index

Item 17. Undertakings.

              The undersigned Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in the Registration Statement, shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of ours pursuant to
Item 15 of Part II of the Registration Statement, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Troy, State of New York, on February 9, 2001.

                          IFS INTERNATIONAL HOLDINGS, INC.

                          By: /s/ Simon J. Theobald

                    ----------------------------------------------
                          Simon J. Theobald
                          Chairman and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Hodge and Simon Theobald, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and the documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

     Signature                          Title                          Date

/s/ Simon J. Theobald          Chairman of the Board and CEO    February 9, 2001
--------------------------
Simon J. Theobald

/s/ David L. Hodge             Director                         February 9, 2001
--------------------------
David L. Hodge

/s/ Frank A. Pascuito          Director                         February 9, 2001
--------------------------
Frank A. Pascuito

/s/ Per Olof Ezelius           Director                         February 9, 2001
--------------------------
Per Olof Ezelius

/s/ Michael DiGiovanna         Director                         February 9, 2001
--------------------------
Michael DiGiovanna

/s/ Carmen A. Pascuito         Secretary                        February 9, 2001
--------------------------
Carmen A. Pascuito

EXHIBIT INDEX

                             Description of Exhibit

4.1  Certificate of Designation of the Series A Convertible preferred stock (2)

4.1b Certificate  of Amendment of  Certificate  of  Designation  of the Series A
     Convertible preferred stock (3)

4.3  Form of certificate evidencing Warrants (1)

4.4  Form of certificate evidencing shares of common stock (1)

4.5  Warrant Agreement between us and the Underwriter (2)

4.6 Form of Warrant Agreement between us and American Stock Transfer and Trust Company, as Warrant agent (1)

4.7 Debenture Investment Agreement, dated July 6, 1989, between us and New York State Science and Technology Foundation, and amendments thereto (1)

4.8 Loan Agreement, dated January 11, 1989, between us and North Greenbush Industrial Development Agency and amendments thereto (1)

4.9 Warrant Agreement, dated November 6, 1998, between us and MDB Capital Group LLC. (4)

4.10 Investment Banking Agreement, dated November 6, 1998, between the Company and MDB Capital Group LLC. (4)

4.11 Form of Convertible Promissory Note Agreements, dated July 6, 1999, between us and Gilston Corporation, Ltd., Manchester Asset Management, Ltd., Headwaters Capital, and Colbrooke Capital. (4)

4.12 Form of Warrant Agreements, dated July 6, 1999, between us and Gilston Corporation, Ltd., Manchester Asset Management, Ltd., Headwaters Capital, and Colbrooke Capital. (4)

4.13 Registration  Rights Agreement,  dated July 2, 1999, between us and Gilston
     Corporation, Ltd., Manchester Asset Management, Ltd., and Headwaters Capital. (4)

4.14 Note And Warrant Purchase Agreement, dated July 2, 1999, between the Company and Gilston Corporation, Ltd., Manchester Asset Management, Ltd., and Headwaters Capital. (4)

4.15 Market Access Program Marketing Agreement, dated as of April 29, 1999, between us and Continental Capital & Equity Corporation. (4)

4.16 Warrant to purchase common stock dated as of February, 2000 between IFS International Holdings, Inc. and Commonwealth Associates, L.P. (5)

4.17 Warrant to purchase common stock dated as of February, 2000 between IFS International Holdings, Inc. and Commonwealth Associates, L.P. (5)

4.18 Warrant to purchase common stock dated as of February, 2000 between IFS International Holdings, Inc. and Commonwealth Associates, L.P. (5)

4.19 Securities   Purchase   Agreement   dated  March  23,   2000   between  IFS
     International Holdings, Inc. and the Shaar Fund. (5)

4.20 Warrant Agreement dated March 23, 2000 between IFS International Holdings, Inc. and the Shaar Fund. (5)

4.21 Registration   Rights   Agreement   dated  March  23,   2000   between  IFS
     International Holdings, Inc. and the Shaar Fund. (5)

5.1  Opinion of Parker Duryee Rosoff & Haft A Professional Corporation

23.1 Consent of Urbach Kahn & Werlin LLP

23.2 Consent of Parker Duryee Rosoff & Haft (included in Exhibit 5.1)

1    Denotes  document  filed  as  an  exhibit  to  the  Company's  Registration
     Statement on Form SB-2 (File No. 333-11653) and incorporated herein by reference.

2 Denotes document filed as an exhibit to our Quarterly Report on Form 10-QSB for the quarter ended January 31, 1997 and incorporated herein by reference.

3 Denotes document filed as an exhibit to our Proxy Statement, dated February 1, 1999 and incorporated herein by reference.

4 Denotes documents filed as an exhibit to our annual report on Form 10-KSB, for the year ended April 30, 1999 and incorporated herein by reference.

5 Denotes documents filed as an exhibit to our annual report on Form 10-KSB, for the year ended April 30, 2000 and incorporated herein by reference.

                        IFS INTERNATIONAL HOLDINGS, INC.

                                1,250,000 Shares

                                  Common Stock

                                  -------------
                                   PROSPECTUS

                                  -------------

                                February 9, 2001

 -------------------------------------------------------------------------------

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of these securities.